Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
Kristin Southey
Vice President, Investor Relations
(310) 255-2635
ksouthey@activision.com

Maryanne Lataif
Senior Vice President, Corporate Communications
(310) 255-2704
mlataif@activision.com

ACTIVISION BLIZZARD’S MARCH QUARTER NET REVENUES AND EARNINGS TRACKING AHEAD OF PRIOR OUTLOOK

Santa Monica, CA — April 16, 2009 — Due to the better-than-expected performance of its titles at retail, Activision Blizzard (Nasdaq: ATVI) announced today that its March quarter net revenues and earnings per diluted share are tracking ahead of the company’s prior outlook.  On February 11, 2009, the company provided an outlook for the March quarter of $860 million in GAAP net revenues and GAAP earnings per diluted share of $0.08.  On a non-GAAP basis, on February 11, 2009, the company provided an outlook of $550 million in net revenues and earnings per diluted share of $0.03.

“Global consumer response to the Call of Duty® and Guitar Hero® franchises and Blizzard Entertainment’s World of Warcraft® remains strong despite the challenging economic environment,” said Robert Kotick, CEO of Activision Blizzard. “We exceeded our quarterly financial goals as the video game market continues to grow and our franchises continue to perform.  This bodes well for our upcoming spring titles Transformers™: Revenge of the Fallen, X-Men Origins: Wolverine™ and Ice Age™: Dawn of the Dinosaurs, which are inspired by theatrical feature films releases, Prototype™, a new intellectual property, and the release of Guitar Hero Smash Hits™ as well as continued sales of our recently released Guitar Hero Metallica® game.”

Separately today, Blizzard Entertainment announced that World of Warcraft® will be licensed to an affiliated company of NetEase.com, Inc. in mainland China following the expiration of its current license agreement.

Kotick added, “Regarding Blizzard Entertainment’s announcement earlier today, planning is well underway for the World of Warcraft transition to NetEase.  We believe this new relationship will promote a consistent level of quality and service in mainland China for each of the games that Blizzard Entertainment is partnering with NetEase on, including Warcraft® III and StarCraft® II, as announced last year.  In addition, we believe this new relationship positions us well for the long-term, and despite the near-term impact of the transition, we are reaffirming our calendar 2009 financial outlook.”

On February 11, 2009, Activision Blizzard provided a calendar year outlook on a GAAP basis of $4.2 billion in net revenues and earnings per diluted share of $0.22 and on a non-GAAP basis of $4.7 billion in net revenues and earnings per diluted share of $0.61.

Headquartered in Santa Monica, California, Activision Blizzard, Inc. is a worldwide online, PC, console and handheld game publisher with leading market positions across every major category of the rapidly growing interactive entertainment software industry.

Activision Blizzard maintains operations in the U.S., Canada, the United Kingdom, France, Germany, Ireland, Italy, Sweden, Spain, Norway, Denmark, the Netherlands, Australia, India, Russia, South Korea, China and the region of Taiwan.  More information about Activision Blizzard and its products can be found on the company’s website, www.activisionblizzard.com.

Cautionary Note Regarding Forward-looking Statements:  Information in this press release that involves Activision Blizzard’s expectations, plans, intentions or strategies regarding the future, including financial forecasts and statements about the World of Warcraft transition, are forward-looking statements that are not facts and involve a number of risks and uncertainties.  Activision Blizzard generally uses words such as “outlook,” “will,” “remains,” “to be,” “plans,” “believes,” “may,” “expects,” “intends,” and similar expressions to identify forward-looking statements.  Factors that could cause Activision Blizzard’s actual future results to differ materially from those expressed in the forward-looking statements set forth in this release include, but are not limited to, sales levels of Activision Blizzard’s titles, shifts in consumer spending trends, the impact of the current macroeconomic environment, the seasonal and cyclical nature of the interactive game market, any difficulties experienced during the transition of World of Warcraft in China from our current licensee to NetEase, Activision Blizzard’s ability to predict consumer preferences among competing hardware platforms (including next-generation hardware), declines in software pricing, product returns and price protection, product delays, retail acceptance of Activision Blizzard’s products, adoption rate and availability of new hardware and related software, industry competition, rapid changes in technology and industry standards, protection of proprietary rights, litigation against Activision Blizzard, maintenance of relationships with key personnel, customers, vendors and third-party developers, counterparty risks relating to customers, licensees, licensors and manufacturers, domestic and international economic, financial and political conditions and policies, foreign exchange rates, integration of recent acquisitions and the identification of suitable future acquisition opportunities, Activision Blizzard’s success in integrating the operations of Activision and Vivendi Games in a timely manner, or at all, and the combined Company’s ability to realize the anticipated benefits and synergies of the transaction to the extent, or in the timeframe, anticipated, and the other  factors  identified in the risk factors section of Activision Blizzard’s annual report on Form 10-K for year ended December 31, 2008. The forward-looking statements in this release are based upon information available to Activision Blizzard as of the date of this release, and Activision Blizzard assumes no obligation to update any such forward-looking statements.  Forward-looking statements believed to be true when made may ultimately prove to be incorrect.  These statements are not guarantees of the future performance of Activision Blizzard and are subject to risks, uncertainties and other factors, some of which are beyond its control and may cause actual results to differ materially from current expectations.  Activision Blizzard disclaims any obligation to update any forward-looking statements contained herein.

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(Table to Follow)

Activision Blizzard Outlook

For the Quarter Ending March 31, 2009 and Year Ending

December 31, 2009

GAAP to Non-GAAP Reconciliation

(In millions, except earnings (loss) per share data)

	Outlook for	Outlook for
	Quarter Ending	Year Ending
	March 31, 2009	December 31, 2009

Net Revenues (GAAP)	$860	$4,200

Excluding the impacts of:
Change in deferred net revenues	(310)	500	(a)

Non-GAAP Net Revenues	$550	$4,700

Earnings Per Diluted Share (GAAP)	$0.08	$0.22

Excluding the impacts of:
Change in deferred net revenues and related cost of sales	(0.10)	0.15	(b)
Equity based compensation (including purchase price accounting related adjustments)	0.02	0.08	(c)
Results of products and operations that the company has exited or is winding down	0.00	0.01	(d)
One time costs related to the Vivendi transaction, integration and restructuring	0.01	0.02	(e)
Amortization of intangibles and purchase price accounting related adjustments	0.02	0.13	(f)

Non-GAAP Earnings Per Diluted Share	$0.03	$0.61

(a)   Reflects the net change in deferred net revenues.

(b)   Reflects the net change in deferred net revenues and related cost of sales.

(c)   Reflects equity based compensation costs, including the increase in fair value associated with the historical Activision stock awards as part of the purchase price accounting adjustments.Also includes the costs of the Blizzard Entertainment equity plan and Vivendi awards to historical Vivendi Games employees.

(d)   Reflects the results of products and operations from the historical Vivendi Games businesses that the company has exited or is winding down and exit costs from the cancellation of projects.

(e)   Reflects one-time costs related to the business combination with Vivendi Games (including transaction costs, integration costs and restructuring activities).  Restructuring activities includes severance costs and facility exit costs.

(f)    Reflects amortization of intangible assets, the increase in the fair value of inventories and associated cost of sales, all of which relate to purchase price accounting related adjustments.

The per share adjustments are presented as calculated, and the GAAP and non-GAAP earnings (loss) per share information is also presented as calculated. The sum of these measures, as presented, may differ due to the impact of rounding.